DEFAULT WAIVER AND FOURTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

THIS DEFAULT WAIVER AND FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is made as of December 31, 2008 (the “Amendment Effective Date”) between SILICON VALLEY BANK, a California chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 (“Bank”) and GIGOPTIX, LLC, an Idaho limited liability company (“Borrower,”) whose address is 2400 Geng Rd., Suite 100, Palo Alto, CA 94303.

Recitals

A.           Bank and Borrower have entered into that certain Loan and Security Agreement dated as of October 5, 2007, as amended by that certain First Amendment to Loan and Security Agreement dated as of August 21, 2008, that certain Default Waiver and Second Amendment to Loan and Security Agreement dated as of September 26, 2008, and that certain Third Amendment to Loan and Security Agreement dated as of October 27, 2008 (the “Existing Loan Agreement.”)

B.           Bank has extended credit to Borrower for the purposes permitted in the Existing Loan Agreement.

C.           Borrower is in default under the Existing Loan Agreement. Borrower has requested that Bank waive the default and extend the maturity of the Existing Loan Agreement as more fully set forth herein.

D.           Bank has agreed to waive one specific default and to extend the maturity of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth in this Amendment.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which are acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.           Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Existing Loan Agreement.  The Existing Loan Agreement, as modified by this Amendment, and as it may be further amended from time to time in a writing signed by the parties, is sometimes referred to herein as the “Loan Agreement.”

2.           Amendments to Existing Loan Agreement.

2.1           Section 13 (Definitions).  The following term and its definition set forth in Section 13.1 are amended in their entirety and replaced with the following:

“Maturity Date” is February 28, 2009.

2.2           Section 13 (Definitions).  The following term and its definition are added to Section 13.1:

“Guarantor” is any present or future guarantor of the Obligations.

2.3           Section 2.1.1(f)    Maturity.    Section 2.1.1(f) of the Existing Loan Agreement is deleted in its entirety and is replaced by the following:

(f)           Maturity.  Unless otherwise terminated pursuant to subsection 2.1(g) or (h) below, this Agreement shall terminate and all Obligations outstanding hereunder shall be immediately due and payable on the Maturity Date.

2.4           Section  6.5(a)  Accounts.  Section 6.5(a) is deleted in its entirety and replaced by the following:

(a)           To permit Bank to monitor Borrower’s financial performance and condition, Borrower and all of Borrower’s United States Subsidiaries shall maintain their primary operating deposit accounts and securities accounts with Bank and Bank’s affiliates.  Borrower shall maintain at least $800,000 on deposit with Bank and Bank’s affiliates at all times.  Each Guarantor shall maintain all of its depository, operating and securities accounts with Bank, Bank’s affiliates, or the depository institutions specified in the Perfection Certificate delivered to Bank in connection with the Default Waiver and Fourth Amendment to Loan and Security Agreement between Borrower and Bank.

3.           Acknowledgement of Defaults; Consent to Merger.

3.1           Borrower acknowledges that it is in default under Section 7.3 of the Existing Loan Agreement.  Borrower completed its merger with an affiliate of Lumera Corporation without obtaining Bank’s prior consent (the “Existing Default.”)

3.2           Borrower has asked Bank to extend the maturity to February 28, 2009, to waive the Existing Default, and to consent to the merger.  Subject to the terms and conditions and in reliance on the representations and warranties set forth in this Amendment: (a) Bank agrees to amend the Existing Loan Agreement to extend the maturity, as set forth in Section 2.2 above;  (b) Bank waives the Existing Default; and (c) Bank consents to the merger.  Bank reserves each of its rights and remedies, including without limitation its rights to terminate the Loan Agreement, accelerate the maturity, and exercise its creditor remedies, if any Event of Default occurs after the Effective Date of this Amendment, or if any Event of Default of which Bank is unaware has occurred as of the Effective Date.

4.           Limitation of Amendment, Waiver and Consent.

4.1           The amendment set forth in Section 2 above, and the waiver and consent set forth in Section 3 above, are effective only for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any other default or any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

4.2           This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5.           Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

5.1           Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

5.2           Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Existing Loan Agreement, as amended by this Amendment;

5.3           The organizational documents of Borrower delivered to Bank contemporaneously and in connection with the execution of this Amendment are true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Existing Loan Agreement, as amended by this Amendment, have been duly authorized;

5.5           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Existing Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Existing Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made;

5.7           The Current Report on Form 8-K filed by GigOptix, Inc. with the Securities and Exchange Commission on December 10, 2008 (the “Form 8-K”) accurately describes the transaction taking place involving the Borrower, GigOptix, Inc. and Lumera Corporation, (the “merger”).  Borrower’s corporate structure continues to be as described in that Form 8-K.  Borrower is a separate legal entity, wholly owned by GigOptix, Inc. a Delaware corporation, which also owns Lumera Corporation.  With the exception of certain deposit accounts identified in the Perfection Certificate, Borrower owns substantially the same assets, and it operates substantially the same business, as it did before the merger.  Borrower has assumed no debt or other liabilities of GigOptix, Inc. or Lumera Corporation.  There is no inter-company debt between Borrower and any of its affiliates;

5.8           Stellar Technologies, LLC has cancelled all Subordinated Debt of Borrower, and has converted the Subordinated Debt to equity.  Borrower is not indebted to Stellar Technologies in any amount; and

5.9            This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

6.           Release by Borrower.

6.1           FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment (collectively “Released Claims”).  Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

6.2           In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims which the creditor does not know or expect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” (Emphasis added.)

6.3           By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever.  Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

6.4           This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release.  Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Amendment, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

6.5           Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:

(a)           Except as expressly stated in this Amendment, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Amendment.

(b)           Borrower has made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary.

(c)           The terms of this Amendment are contractual and not a mere recital.

(d)           This Amendment has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Amendment is signed freely, and without duress, by Borrower.

(e)           Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every Released Claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any Released Claims or other matters herein released.  Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any Released Claims or matters released herein.

7.           Integration.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

8.           Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9.           Effectiveness.  This Amendment shall be deemed effective as of the “Amendment Effective Date,” which is the date set forth in the preamble hereto, provided that each of the following conditions precedent has been satisfied: (a) the due execution and delivery of this Amendment by Borrower and Bank; (b) Borrower has provided an updated perfection certificate and borrowing resolutions, and such other instruments, agreements and other items as Bank may request; (c) GigOptix, Inc. has executed and delivered to Bank an unconditional guaranty of Borrower’s Obligations, and GigOptix, Inc. has issued and delivered to Bank a new warrant to replace the Warrant that was issued in 2007, which guaranty and warrant shall be in form and substance satisfactory to Bank; and (d) Bank shall have received from Borrower an amendment fee in an amount equal to $3,000, and Bank’s legal fees and costs in connection with the preparation of this Amendment and related searches and filings.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		GIGOPTIX, LLC,
an Idaho limited liability company

By:	/s/ Liam Fairbairn	By:	/s/ Avi S. Katz
Name: Liam Fairbairn		Name: Avi S. Katz
Title: Relationship Manager		Title: President